Exhibit 10.1

WARRANT PURCHASE AGREEMENT

This Warrant Purchase Agreement (the “Agreement”), dated as of August 9, 2006, is by and between NaturalNano, Inc., a corporation, with a mailing address at 150 Lucius Gordon Drive, Suite 115, West Henrietta, New York 14586  (the “Seller”) and CRESTVIEW CAPITAL MASTER, LLC, with mailing address at 95 Revere Drive, Suite A, Northbrook, Illinois 60062 (“Buyer”).

WITNESSETH:

WHEREAS, Seller holds a warrant for 750,000 shares of Common Stock (the “Warrant”) of Atlas Mining Company, an Idaho corporation (the “Company”);

WHEREAS, the warrant is represented by Warrant certificate #022 dated January 28, 2005, registered in the name of Seller on the books of the Company (the “Original Warrant”); and

WHEREAS, the parties hereto desire that Seller sells, transfers, conveys and assigns to Buyer, and Buyer purchases and acquires from Seller, the Warrant and any and all rights and benefits incident to the ownership thereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Sale and Purchase of Warrant; Closing.

1.1 Sale and Purchase. Subject to the terms and conditions of this Agreement, Seller shall sell, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, the Warrant and any and all rights and benefits incident to the ownership thereof for and in consideration of the sum of $562,500 (the “Purchase Amount”), payable as set forth in Section 1.2 hereof.

1.2 Closing: Escrow Arrangement. The parties and Melissa A. Mahler, Esq. as escrow agent (the “Escrow Agent”), are today entering into an escrow agreement (the “Escrow Agreement”) under which Buyer will deposit the Purchase Amount with the Escrow Agent for delivery to Seller against receipt by the Escrow Agent of a Warrant containing the same terms as the Original Warrant, in the name of the Buyer (the “New Warrant”). Buyer agrees to deliver the Purchase Amount to the Escrow Agent within two business days after the date hereof, and Seller agrees, within two business days after receipt of notification from the Escrow Agent of the Escrow Agent’s receipt of the Purchase Amount, to deliver, via overnight courier, to the Company (i) the Original Warrant, (ii) a duly executed instrument of transfer (with signature medallion guaranteed, if required), (iii) copies of all corporate or other applicable resolutions as to authority, if applicable, (iv) all other documents necessary to ensure the proper transfer of the Original Warrant, and (v) instructions that the New Warrant be delivered to the Escrow Agent.

1.3 The parties agree that if required by the Company, they will arrange for counsel to deliver, on or as soon as practicable after the date the Original Warrant is delivered by Seller, to the Company its opinion, addressed to the Company, that the transfer of the Original Warrant hereunder is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”). Seller and Buyer each hereby acknowledges and agrees that said counsel will be relying upon the representations and warranties made by it herein as if made directly to said counsel.

1.4 If delivery of the New Warrant is not made to the Escrow Agent within 45 days from the date hereof, Buyer shall have the right to terminate this Agreement as provided in the Escrow Agreement.

1.5 Additional Covenants. Buyer and Seller each agrees to take promptly such steps, and execute and deliver such instruments, corporate resolutions and other documents, as may be reasonably requested by the Company, or the transfer agent of the Company (the “Transfer Agent”) to cause the Company to deliver the New Warrant to the Escrow Agent. In addition, the Seller will use its reasonable best efforts to cooperate with the Buyer in the Buyer’s efforts to have the Company extend the expiration date of the New Warrant.

SECTION 2. Representations and Warranties of Buyer. For purposes of this Section 2, the term Warrant refers to both the Original Warrant and New Warrant. Buyer represents and warrants to Seller, as of the date hereof, as follows:

2.1 Organization; Authority. Buyer, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full right, power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by Buyer of the documents and transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Buyer. This Agreement, when executed and delivered by Buyer, will constitute a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

2.2 Investment Intent. Buyer is acquiring the Warrant for investment and for its own account and not as a nominee or agent, and not with a view to or for sale in connection with any distribution, resale or public offering of such Warrant or any part thereof in violation of the Act. Buyer does not presently have any contract, undertaking, agreement or arrangement with any entity, organization or individual (each a “Person”) to sell, transfer or grant participations to any Person with respect to the Warrant.

2.3 Investment Experience; Access to Information. Buyer (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Warrant and to make an informed decision to so invest, has so evaluated and understands said risks and merits, and can afford a complete loss of such investment, (b) understands the terms of, and risks associated with, the acquisition of the Warrant, and (c) has had the opportunity to review such disclosure regarding the Company, its business, its financial condition and its prospects as Buyer has determined to be necessary in connection with the purchase of the Warrant, including all of the Company’s filings with the Securities and Exchange Commission.

2.4 Buyer Status. At the time Buyer was offered the Warrant it was, and at the date hereof it is, an “accredited investor” as that term is defined in Rule 501(a) under the Act. Buyer is not, and is not required to be, registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”).

2.5 Restrictions on Transfer. Buyer understands that (a) the Warrant has not been registered under the Act or the laws of any state, (b) the Warrant and the Warrant Shares (as defined in the Warrant) will be “restricted securities” as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act, (c) neither the Warrant nor the Warrant Shares may be sold, pledged or otherwise transferred unless a registration statement for such transaction is effective under the Act and any applicable state laws, or unless an exemption from such registration provisions are available with respect to such transaction, and (d) the New Warrant and, unless registered, certificates for Warrant Shares will bear a legend to the effect that the transfer of the Warrant or the Warrant Shares is subject to the aforestated and a transfer request must, if required by the Company, be accompanied by an opinion of legal counsel satisfactory to the Company that such transfer is exempt from registration under the Act, and (e) “stop transfer” instructions will be placed against the New Warrant and the Warrant Shares.

2.6 General Solicitation. Buyer is not purchasing the Warrant as a result of any advertisement, article, notice or other communication regarding the Warrant published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement (each, a “General Solicitation”).

2.7 No Conflicts or Violations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under, any agreement, credit facility, debt or other instrument or understanding to which Buyer is a party or by which it is bound.

2.8 No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of Buyer, threatened against Buyer which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

2.9 Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person is required for the valid authorization, execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

2.10 Non-Public Information. Buyer is not purchasing the Warrant “on the basis of” (as defined in Rule 10b5-1 of the Exchange Act) any material, non-public information about the Company or the Warrant.

SECTION 3. Representations and Warranties of Seller. Seller represents and warrants to Buyer, as of the date hereof, as follows:

3.1 Authorization of Agreement. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by Seller of the documents and transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Seller. This Agreement, when executed and delivered by Seller, will constitute a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

3.2 Title to the Warrant. Seller is the lawful owner of the Warrant with good and marketable title thereto, and Seller has the absolute right to sell, assign, convey, transfer and deliver the Warrant and any and all rights and benefits incident to the ownership thereof, all of which rights and benefits are being transferred by Seller to Buyer free and clear of all the following (collectively called “Claims”) of any nature whatsoever: security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money. Delivery to Buyer of the Warrant will (i) pass good and marketable title to the Warrant to Buyer, free and clear of all Claims (assuming that Buyer is a bona fide purchaser within the meaning of the Illinois Uniform Commercial Code), and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of such Warrant.

3.3 Original Acquisition; No General Solicitation. The Warrant was originally acquired by Seller on or about January 28, 2005 for investment and for its own account and not with a view to, or for sale in connection with, any distribution, resale or public offering of such Warrant or any part thereof in violation of the Act. At the time Seller acquired the Warrant, it was an accredited investor, competent to evaluate the merits and risks of acquiring the Warrant. Seller did not offer nor is it selling the Warrant to Buyer by any form of General Solicitation.

3.4 No Conflicts or Violations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which Seller is a party or by which it is bound.

3.5 No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of Seller, threatened against Seller which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

3.6 Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person is required for the valid authorization, execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

3.7 Bankruptcy. Seller is not under the jurisdiction of a United States bankruptcy court or involved in any comparable bankruptcy proceeding in any jurisdiction in the world or in any insolvency proceeding, conservatorship or reorganization in any jurisdiction in the world.

3.8 Non-Employee and Non-Affiliate Status. Seller is not, as of the date of this representation, and has never been, an employee, officer, director or direct or indirect beneficial owner of ten percent (10%) or more of any class of equity security of the Company, or of any entity, directly or indirectly, controlling, controlled by or under common control with the Company, or otherwise been an “affiliate” as that term is used under Rule 144 promulgated under the Act (“Rule 144”). For purposes of this paragraph, “Seller” includes any person that would be included with Seller for purposes of Rule 144(a)(2).

3.9 Non-Public Information. Seller is not selling the Warrant “on the basis of” (as defined in Rule 10b5-1 of the Exchange Act) any material, non-public information about the Company or the Warrant.

3.10 Delivery. Seller has delivered to Buyer true copies of the Warrant and all amendments thereto, if any.

SECTION 4. Survival of Representations and Warranties; Etc. All representations and warranties of Buyer and Seller shall survive the closing hereunder. Seller may rely upon this Agreement for the purpose of assuring its compliance with federal securities law.

SECTION 5. Indemnification. Each party hereto shall indemnify and hold harmless the other party (and its respective affiliates, directors, officers, employees, successors and assigns) from and against any and all losses, claims, damages, liabilities and expenses based upon, arising out of or otherwise in respect of, any inaccuracy in, or any breach of, the representations or warranties of such party or the covenants or agreements made by such party in this Agreement or the Escrow Agreement. Notwithstanding the foregoing, Seller’s obligation to indemnify Buyer shall not exceed the Purchase Amount actually received by Seller.

SECTION 6. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or to the recipient’s offices by a recognized overnight courier service or sent by facsimile (upon confirmation of receipt) addressed to the party to be notified at such party’s mailing address or facsimile number as set forth below.

Seller
Natural Nano, Inc.
150 Lucius Gordon Drive
Suite 115
W. Henrietta, New York 14586
Attn: Kathleen A. Browne
Facsimile: (585) 214-8183

with a copy to:

Todd Tidgewell
Nixon Peabody LLP
Omni Plaza
30 South Pearl Street
Albany, New York 12207
Facsimile: (866) 890-4699

Buyer
Crestview Capital Master, LLC
95 Revere Drive
Suite A
Northbrook, Illinois 60062
Attn: Daniel Warsh
Facsimile: (847) 539-3807

with a copy to:

Ferber Chan Essner & Coller, LLP
530 Fifth Avenue
23rd Floor
New York, New York 10036
Attn: Edmond M. Coller, Esq.
Facsimile: (212) 944-7630

SECTION 7. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of each of the parties hereto and any successors to the respective businesses of Buyer or Seller. Neither Buyer nor Seller may assign its or his rights or obligations hereunder except to persons described in the preceding sentence.

SECTION 8. Expenses. Each party hereto shall pay the fees and expenses of any broker engaged by such party and of such party’s advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, and shall hold the other party hereto harmless against any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for such fees and expenses; provided, however, that Seller shall pay any transfer, stamp or similar taxes, if any, that are payable in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 9. Execution Counterparts. This Agreement may be executed and delivered via facsimile in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 10. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired hereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

SECTION 11. Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except as expressly set forth herein.

SECTION 12. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

SECTION 13. Confidentiality. Each of Buyer and Seller hereby agrees, without the prior written consent of the other, to not disclose, and to otherwise keep confidential, the sale of the Warrant contemplated hereby, except to the extent that disclosure thereof is required to effectuate the transfer as contemplated herein or by law, rule or regulation; provided, however, that Buyer and Seller may disclose information regarding such sale to their respective employees, accountants, attorneys and equity holders.

SECTION 14. Governing Law; Consent to Jurisdiction and Service of Process. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City of Chicago, State of Illinois. By their execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of any such court and agree that any process in any such action may be served upon any of them personally, or by registered mail, return receipt requested, or by nationally recognized overnight courier service, with the same force and effect as if personally served upon them in Chicago. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above-written.

NATURALNANO, INC.

By: /s/ Kathleen A. Browne
Name: Kathleen A. Browne
Title: Chief Financial Officer
Facsimile: (585) 214-8183

CRESTVIEW CAPITAL MASTER, LLC
By: Crestview Capital Partners, LLC
(sole member)

By: /s/ Daniel I. Wash
Daniel I. Wash
Title: Manager
Facsimile: (847)-557-5807